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                                                                       EXHIBIT 5




                                                 October 29, 1997



Unitrin, Inc.
One East Wacker Drive
Chicago, IL 60601

Gentlemen:

     I am Counsel for Unitrin, Inc. and am familiar with the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of the Common Stock of Unitrin, Inc. (the "Shares") issuable upon exercise of options granted or to be granted pursuant to the Unitrin, Inc. 1997 Stock Option Plan (the "Plan").

     Based upon my examination and consideration of such documents, instruments, certificates, records and matters as I have deemed necessary for the purposes hereof, I am of the opinion that when issued pursuant to the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the above-described Registration Statement and to references to my name in such Registration Statement.

                                           Very truly yours,



                                           Scott Renwick, Esq.


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